Exhibit 99.1


News
For Immediate Release                                  SILGAN HOLDINGS INC.
                                                       4 Landmark Square
                                                       Suite 400
                                                       Stamford, CT  06901

                                                       Telephone: (203) 975-7110
                                                       Fax:       (203) 975-7902


                                                                 Contact:
                                                                 Robert B. Lewis
                                                                 (203) 406-3160



                       SILGAN ANNOUNCES AGREEMENT TO SELL
                          $250 MILLION OF SENIOR NOTES

STAMFORD, CT, May 5, 2009 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, today announced that it has entered into an agreement to sell $250 million aggregate principal amount of 7.25% senior unsecured notes maturing in 2016 pursuant to its previously announced offering. The offering was increased to $250 million from a previously announced offering size of $200 million. The notes will be issued at a price equal to 97.28 percent of their face value. The net proceeds from the offering will be utilized by the Company to prepay the 2009 term loan installment payments and most of the 2010 term loan installment payments due under its senior secured credit facility.

As a result of the issuance of the 7.25% senior notes and the use of the net proceeds therefrom to prepay term loans, the Company expects to incur incremental second quarter 2009 interest and other debt expense of approximately $2.7 million, or $0.04 per diluted share, and incremental full year 2009 interest and other debt expense of approximately $9.9 million, or $0.16 per diluted share. Accordingly, the Company is revising its estimates of adjusted net income per diluted share for the second quarter of 2009 to a range of $0.72 to $0.82 and for the full year 2009 to a range of $3.60 to $3.80. A reconciliation of net income per diluted share to "adjusted net income per diluted share," a Non-GAAP financial measure used by the Company, which adjusts net income per diluted share for certain items, can be found in Table A in the back of this press release.


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SILGAN HOLDINGS
May 5, 2009
Page 2


"Over the last eighteen months, we have worked to reduce our reliance on short term bank borrowings," said Robert B. Lewis, the Company's Chief Financial Officer. "In a continuation of that effort, we took advantage of the relative strength in the senior unsecured bond market. While the transaction is slightly dilutive to earnings, we believe it effectively eliminates refinancing risk associated with our current senior secured credit facility and anticipate being able to fund our future debt amortization payments and our seasonal working capital requirements with free cash flow. As a result, this capital structure better positions us to pursue our acquisition growth strategy," continued Mr. Lewis. "We are pleased with the strong support from the debt markets and believe we priced at a relatively attractive fixed rate, particularly in light of current economic conditions," concluded Mr. Lewis.

The senior notes being sold by the Company will not be registered under the Securities Act of 1933, as amended, or the Securities Act, or under any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The senior notes are being offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

                                      * * *


Silgan Holdings is a leading manufacturer of consumer goods packaging products with annual net sales of approximately $3.1 billion in 2008. Silgan operates 66 manufacturing facilities in North and South America, Europe and Asia. In North America, Silgan is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products. In addition, Silgan is a leading worldwide supplier of metal, composite and plastic vacuum closures for food and beverage products.

Statements included in this press release which are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Such forward looking statements


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SILGAN HOLDINGS
May 5, 2009
Page 3

are made based upon management's expectations and beliefs concerning future events impacting the Company and therefore involve a number of uncertainties and risks, including, but not limited to, those described in the Company's Annual Report on Form 10-K for 2008 and other filings with the Securities and Exchange Commission. Therefore, the actual results of operations or financial condition of the Company could differ materially from those expressed or implied in such forward looking statements.

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

                                        SILGAN HOLDINGS INC.
                     RECONCILIATION OF ADJUSTED NET INCOME PER DILUTED SHARE (1)
                                             (UNAUDITED)
                                   For the quarter and year ended,

                                               Table A
                                               -------


                                                       Second Quarter                     Year Ended
                                                       --------------                     ----------
                                                          June 30,                       December 31,
                                                          --------                       ------------
                                                   Estimated         Actual         Estimated          Actual
                                                   ---------         ------         ---------          ------
                                                Low         High                 Low         High
                                                2009        2009       2008      2009        2009        2008
                                                ----        ----       ----      ----        ----        ----
Net income per diluted share as estimated
 for 2009 and as reported for 2008             $0.71       $0.81      $0.87     $3.56       $3.76       $3.44

Adjustments:
 Loss on early extinguishment of debt,
  net of tax                                    0.01        0.01        --       0.01        0.01         --
 Rationalization charges, net of tax            0.00        0.00       0.05      0.03        0.03        0.25
                                               -----       -----      -----     -----       -----       -----
Adjusted net income per diluted share
 as estimated for 2009 and presented
    for 2008                                   $0.72       $0.82      $0.92     $3.60       $3.80       $3.69
                                               =====       =====      =====     =====       =====       =====


     (1) The Company has presented adjusted net income per diluted share for the periods covered by this press release, which measure is a Non-GAAP financial measure. The Company's management believes it is useful to exclude loss on early extinguishment of debt and rationalization charges from its net income per diluted share as calculated under U.S. generally accepted accounting principles because such Non-GAAP financial measure allows for a more appropriate evaluation of its operating results. While rationalization costs are incurred on a regular basis, management views these costs more as an investment to generate savings rather than period costs. Additionally, management views loss on early extinguishment of debt as non-recurring costs associated with the early repayment of debt and not related to its
          operating   results.   Such  Non-GAAP  financial  measure  is  not  in
          accordance with U.S. generally accepted accounting principles and should not be considered in isolation but should be read in conjunction with the unaudited condensed consolidated statements of income and the other information presented herein. Additionally, such Non-GAAP financial measure should not be considered a substitute for net income per diluted share as calculated under U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies.